Exhibit 99.1

Press Release

F.N.B. Corporation Reports Net Income of $23.7 Million for Fourth Quarter 2011

Hermitage, PA – January 23, 2012 – F.N.B. Corporation (NYSE: FNB) today reported financial results for the fourth quarter and full year ended December 31, 2011. Net income for the fourth quarter of 2011 was $23.7 million, or $0.19 per diluted share, compared with third quarter of 2011 net income of $23.8 million, or $0.19 per diluted share, and fourth quarter of 2010 net income of $23.5 million, or $0.21 per diluted share. The fourth quarter of 2010 results included the benefit of a one-time credit to pension expense for $6.9 million (after-tax), which increased net income by $0.06 per diluted share.

Net income for the full year of 2011 totaled $87.0 million, or $0.70 per diluted share, compared to $74.7 million, or $0.65 per diluted share, for the full year ended December 31, 2010. Full year 2011 net income included merger costs of $3.2 million (after-tax), or $0.02 per diluted share, and full year 2010 net income included the benefit of a one-time credit to pension expense for $6.9 million (after-tax) and merger costs of $0.4 million (after-tax), which increased full year net income by $0.06 per diluted share.

Vincent J. Delie, Jr., President and Chief Executive Officer of F.N.B. Corporation commented, “The fourth quarter of 2011 proved to be a strong finish to a successful year for FNB, with financial results demonstrating our consistent positive momentum. The fourth quarter includes continued strong loan growth, solid deposit growth, a stable net interest margin and credit quality reflecting further improvement from previous good levels. We are very pleased to deliver these results for our shareholders.”

Mr. Delie continued, “We enter 2012 well positioned to build on our positive momentum, with ten consecutive quarters of total loan growth, an excellent team of bankers in place and an enhanced presence in the Pittsburgh market with the recently completed Parkvale Financial acquisition.”

F.N.B. Corporation’s performance ratios for the fourth quarter of 2011 were as follows: return on average tangible equity (non-GAAP measure) was 15.94%; return on average equity was 7.72%; return on average tangible assets (non-GAAP measure) was 1.06% and return on average assets was 0.95%. A reconciliation of GAAP measures to non-GAAP measures is included in the tables that accompany this press release.

Fourth Quarter 2011 Results

(All comparisons refer to the third quarter of 2011, except as noted)

Net Interest Income

Net interest income on a fully taxable equivalent basis totaled $82.1 million in the fourth quarter of 2011, a slight 0.4% decline from $82.4 million in the prior quarter. The fourth quarter net interest margin of 3.79% remained stable given the continued strong loan growth and actions taken to better position the balance sheet such as the pre-payment of FHLB borrowings.

“Through the execution of our relationship-based strategy, we have successfully achieved loan growth for eleven consecutive quarters in the Pennsylvania commercial portfolio, a testament to the quality, effectiveness and diligent efforts of the FNB team,” said Mr. Delie. “Winning and building these relationships is an important strategy for FNB with the benefits also apparent in the growth generated in transaction deposits and customer repurchase agreements.”

Average loans for the fourth quarter totaled $6.8 billion, increasing $86.5 million or 5.1% annualized, with strong growth results in the Pennsylvania commercial and consumer loan portfolios. The Pennsylvania commercial portfolio grew $63.9 million or 6.8% annualized, with positive results seen across nearly all regions, particularly the Pittsburgh region. Average consumer loan growth totaled $35.4 million, or 5.0% annualized, driven by strong growth of $28.6 million, or 7.1% annualized, in average home equity lending balances (comprised of lines of credit and direct installment loans) through a focus in our branch network to increase our market share for these products.

Average deposits and customer repurchase agreements totaled $8.0 billion, decreasing $13.4 million or 0.7% annualized, with growth in relationship-based transaction accounts and customer repurchase agreements offset by a continued planned decline in time deposits. Transaction deposits and customer repurchase agreements increased $40.7 million, or 2.8% annualized, as a result of new client acquisition and customers holding higher average balances. As of December 31, 2011, FNB’s total customer-based funding was 97% of total deposits and borrowings.

Non-Interest Income

Non-interest income totaled $32.6 million in the fourth quarter of 2011, increasing $3.0 million, or 10.0%. Excluding the $3.5 million in gains on the sale of securities, non-interest income declined slightly by $0.5 million or 1.7%. During the fourth quarter, higher gains on the sale of securities were partially offset by seasonally lower fee revenue from service charges, seasonally lower insurance commissions and fees, and lower securities commissions and fees and trust income reflecting the volatile market conditions in the fourth quarter. Non-interest income excluding gains on the sale of securities and other-than-temporary impairment charges represented 26% of revenue in the fourth quarter of 2011, consistent with the prior quarter.

To better position the balance sheet, investment securities of $88.0 million with a book yield of 2.10% were sold during the quarter at a gain of $3.4 million. Offsetting these gains were $3.3 million in charges associated with the pre-payment of $136.0 million of Federal Home Loan Bank (FHLB) borrowings with an effective rate of 2.36%.

Non-Interest Expense

Non-interest expense totaled $71.6 million in the fourth quarter of 2011, increasing $2.4 million or 3.4%, reflecting the $3.3 million in FHLB pre-payment charges. Excluding the FHLB prepayment charges, non-interest expense declined $1.0 million, or 1.4%. This decline was primarily the result of other real estate owned (OREO) costs decreasing $0.8 million, reflecting fewer valuation adjustments and lower than planned tax assessments. Additionally, lower other non-interest expense partially offset higher personnel costs reflecting increased incentive compensation resulting from higher profitability and performance-based awards. Merger-related costs were $0.4 million, compared to $0.3 million in the prior quarter. The efficiency ratio for the fourth quarter was 59%, consistent with the prior quarter.

Income Tax Expense

The effective tax rate for the fourth quarter was 27.7%, compared to 26.3%. The rate difference reflects net adjustments in the third quarter of 2011 totaling $0.5 million primarily related to the reversal of liabilities for uncertain tax positions under ASC 740 based on an Internal Revenue Service directive that provides a safe harbor deduction for certain merger-related expenses, partially offset by other adjustments.

Credit Quality

“We are very pleased with the overall credit quality results. Credit quality metrics continued to trend positively, with the Pennsylvania portfolio seeing improvements from already very good levels and Regency performing consistently well. The Florida portfolio, which was reduced nearly 13% during the fourth quarter, performed within our expectations,” remarked Mr. Delie.

At December 31, 2011, levels of non-performing loans and OREO to total loans and OREO and past due and non-accrual loans to total loans were at their lowest points since September 30, 2008. The ratio of non-performing loans and OREO to total loans and OREO declined 30 basis points to 2.05% at December 31, 2011, reflecting improvements from already good levels for the Pennsylvania and Regency portfolios combined with improvements in the Florida portfolio. Past due and non-accrual loans to total loans equaled 2.31%, improving 26 basis points from September 30, 2011. The allowance for loan losses to total loans equaled 1.47% and with the credit mark for the acquired portfolio equaled 1.83% at December 31, 2011 (non-GAAP measure).

In total, the provision for loan losses equaled $8.3 million for the fourth quarter of 2011, while net charge-offs totaled $16.4 million, reflecting the utilization of previously-provided reserves in the Florida portfolio. Based on our analysis of the loan growth and improved trends in credit quality in the fourth quarter, reserves as a percentage of loans for the Pennsylvania portfolio decreased slightly by 2 basis points to 1.24% compared to 1.26% at September 30, 2011. For the Florida portfolio, net loan charge-offs of $9.8 million exceeded provision for loan losses of $2.3 million, reflecting the completion of the annual appraisal process during the fourth quarter for the Florida land-related segment and the corresponding utilization of previously-provided reserves.

The Pennsylvania loan portfolio’s credit quality metrics for the fourth quarter of 2011 continue to reflect consistent solid performance. The Pennsylvania loan portfolio totaled $6.5 billion at December 31, 2011 and comprised 95% of the total loan portfolio. Non-performing loans and OREO were $73.9 million or 1.13% of total loans and OREO at December 31, 2011, improving from $78.3 million or 1.21%. Past due and non-accrual loans to total loans were 1.73% at December 31, 2011, improving from 1.78% primarily the result of lower non-accrual loans. Charge-off performance continues to be very good, with net charge-offs for the fourth quarter totaling 0.30% annualized of average loans and full year 2011 net charge-offs totaling 0.29% of average loans, the lowest full year level since 2008. The allowance for loan losses to total loans equaled 1.24% and with the credit mark for the acquired portfolio equaled 1.62% at December 31, 2011 (non-GAAP measure).

The Florida loan portfolio totaled $154.1 million and represented 2.2% of the total loan portfolio, decreasing $22.5 million, or 12.7%, following principal payoffs and a note sale during the fourth quarter of 2011, which reduced balances by $17.4 million. Total land-related exposure totaled

$64.2 million and consisted of $44.8 million in loans and $19.4 million in OREO, representing a reduction of $5.8 million or 8.2%.

Capital Position

The Corporation’s capital levels at December 31, 2011 were essentially the same as September 30, 2011 levels and continue to exceed federal bank regulatory agency “well capitalized” thresholds.

At December 31, 2011, the estimated total risk-based capital ratio was 13.3%, the estimated tier 1 risk-based capital ratio was 11.7% and the leverage ratio was 9.15%. At December 31, 2011, the tangible equity to tangible assets ratio (non-GAAP measure) was 6.65% compared to 6.57% and the tangible book value per share (non-GAAP measure) was $4.80.

The dividend payout ratio for the fourth quarter of 2011 was 66%.

Full Year 2011 Results

(All comparisons refer to the full year 2010 results, except as noted)

Full year 2011 results include the impact from the Comm Bancorp, Inc. (CBI) acquisition completed on January 1, 2011.

F.N.B. Corporation’s full year 2011 net income increased to $87.0 million, or $0.70 per diluted share, improved from $74.7 million, or $0.65 per diluted share. Full year 2011 net income included merger costs of $3.2 million (after-tax), or $0.02 per diluted share. Full year 2010 net income included the benefit of a one-time credit to pension expense for $6.9 million (after-tax) and merger costs of $0.4 million (after-tax) which increased full year net income by $0.06 per diluted share.

For the full year of 2011, return on average tangible equity (non-GAAP measure) totaled 15.76% compared to 16.02%, return on average equity was 7.36% compared to 7.06%, return on average tangible assets (non-GAAP measure) was 0.99% compared to 0.95%, and return on average assets was 0.88% compared to 0.84%.

Net interest income on a fully taxable equivalent basis totaled $324.4 million for 2011, an increase of $32.8 million or 11.2%, reflecting 10.8% growth in average earning assets and a 2 basis point expansion of the net interest margin. The growth in earning assets reflects a combination of organic growth and the CBI acquisition. For 2011, average loans increased $719.8 million, or 12.1%, with organic growth of 5.1% primarily driven by continued strong market share gains in the Pennsylvania commercial portfolio. Average deposits and customer repurchase agreements grew $830.6 million, or 11.6%, with organic growth of 3.6% due to continued new customer acquisition and higher average balances partially offset by a planned decline in time deposits.

Non-interest income totaled $119.9 million for 2011, an increase of $3.9 million or 3.4%. Fee income on a year-over-year basis reflects a $2.8 million, or 14.2%, increase in wealth management-related revenue as a result of revenue-generating initiatives, more favorable market conditions and organic growth. Service charges increased $5.1 million, or 9.0%, reflecting higher volume, organic growth and the expanded customer base due to the CBI acquisition. Additionally, swap fee revenue included in other income increased 64.6% to $4.3 million for 2011, historically high results given the successful commercial loan growth and continued low interest rate environment. Gain on the sale of loans declined $1.0 million, or 26.4%, reflecting lower volume in 2011. Additionally, 2011 benefited from $2.3 million lower other-than-temporary impairment charges and $0.7 million higher gains on the sale of securities, while 2010 benefited from $3.7 million higher recoveries on impaired loans acquired through acquisitions and $2.5 million in gains related to the successful harvesting of mezzanine financing relationships by F.N.B. Capital Corporation.

Non-interest expense totaled $283.7 million for 2011, an increase of $32.6 million, or 13.0%, due to the addition of CBI-related operating costs and $4.4 million in higher merger-related costs in 2011 and the benefit of the one-time $10.5 million credit to pension expense in 2010. Expected cost savings related to the CBI acquisition were fully phased in at the beginning of the second quarter of 2011. Additionally, FDIC insurance expense declined by $2.5 million, or 23.8%, reflecting the benefit of a revised assessment methodology, while 2011 included $1.1 million in higher debt pre-payment charges. F.N.B. Corporation’s efficiency ratio for 2011 was 60% compared to 58% in 2010.

Credit quality results showed consistent improvement in 2011. Provision for loan losses was $33.6 million, improving $13.7 million, or 28.9%, due to a $7.1 million lower provision for the Florida portfolio and a $6.6 million lower provision for the Pennsylvania portfolio. Net charge-off results improved 19 basis points to 0.58% of total loans and reflect improved performance for all portfolios. The ratio of the allowance for loan losses to total loans equaled 1.47% at December 31, 2011, compared to 1.74% at December 31, 2010, with the decline principally reflecting the impact of the accounting treatment required for loans acquired in connection with the CBI acquisition. The ratio of the allowance for loan losses plus the credit mark for the acquired portfolio to total loans plus the credit mark equaled 1.83% at December 31, 2011.

Other Highlights

F.N.B. Corporation has received recognition for distinctive quality in Small Business and Middle Market Banking in the 2011 Greenwich Excellence Awards. F.N.B. Corporation is pleased to be the recipient of six 2011 Excellence Awards from Greenwich Associates including recognition as a national winner of the 2011 Greenwich Small Business Banking Excellence Awards for overall satisfaction, relationship manager performance, branch satisfaction and as a Northeast regional winner of overall satisfaction and Treasury Management overall satisfaction. In addition, FNB received the 2011 Greenwich Excellence Award for Middle Market Banking overall satisfaction in the Northeast region.

Conference Call

F.N.B. Corporation will host its quarterly conference call to discuss fourth quarter and full year 2011 financial results on Tuesday, January 24, 2012 at 8:00 AM EST. Participating callers may access the call by dialing (877) 723-9523 or (719) 325-4768 for international callers; the confirmation number is 8184850. The audio-only Webcast may be accessed through the “Shareholder and Investor Relations” section of the Corporation’s Web site at www.fnbcorporation.com.

A replay of the call will be available from 11:00 AM EST the day of the call until midnight EST on Tuesday, January 31, 2012. The replay is accessible by dialing (877) 870-5176 or (858) 384-5517 for international callers; the confirmation number is 8184850. The call transcript and

Webcast will be available on the “Shareholder and Investor Relations” section of F.N.B. Corporation’s Web site at www.fnbcorporation.com.

About F.N.B. Corporation

F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $9.8 billion at December 31, 2011. F.N.B. Corporation is a leading provider of commercial and retail banking, leasing, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, Regency Finance Company and F.N.B. Commercial Leasing. It also operates consumer finance offices in Kentucky and Tennessee.

Forward-looking Statements

This press release of F.N.B. Corporation and the reports F.N.B. Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation. Forward-looking statements are typically identified by words such as “believe”, “plan”, “expect”, “anticipate”, “intend”, “outlook”, “estimate”, “forecast”, “will”, “should”, “project”, “goal”, and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause F.N.B. Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) various monetary and fiscal policies and regulations of the U.S. Government that may adversely affect the businesses in which F.N.B. Corporation is engaged; (6) technological issues which may adversely affect F.N.B. Corporation’s financial operations or customers; (7) changes in the securities markets; (8) risk factors mentioned in the reports and registration statements F.N.B. Corporation files with the Securities and Exchange Commission (SEC) which are available on our shareholder and investor relations website at www.fnbcorporation.com and on the SEC website at www.sec.gov; (9) housing prices; (10) job market; (11) consumer confidence and spending habits and (12) estimates of fair value of certain F.N.B. Corporation assets and liabilities. All information provided in this release and in the attachments is based on information only as of the date provided and presently available and F.N.B. Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

# # #

Analyst/Institutional Investor Contact:

Cynthia Christopher 724-983-3429

724-815-3926 (cell)

christoc@fnb-corp.com

Media Contact:

Jennifer Reel 724-983-4856

724-699-6389 (cell)

reel@fnb-corp.com

DATA SHEETS FOLLOW

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

				4th Qtr 2011 -	4th Qtr 2011 -
	2011		2010	3rd Qtr 2011	4th Qtr 2010
	Fourth	Third	Fourth	Percent	Percent
Statement of earnings	Quarter	Quarter	Quarter	Variance	Variance
Interest income	$96,897	$98,702	$92,867	-1.8	4.3
Interest expense	16,768	18,300	20,022	-8.4	-16.2

Net interest income	80,129	80,402	72,845	-0.3	10.0
Taxable equivalent adjustment	1,922	2,009	1,683	-4.3	14.2

Net interest income (FTE) (1)	82,051	82,411	74,528	-0.4	10.1
Provision for loan losses	8,289	8,573	10,807	-3.3	-23.3

Net interest income after provision (FTE)	73,762	73,838	63,721	-0.1	15.8
Impairment losses on securities	(422)	(473)	(51)	n/m	n/m
Non-credit related losses on securities not expected to be sold (recognized in other comprehensive income)	393	436	0	n/m	n/m

Net impairment losses on securities	(29)	(37)	(51)	n/m	n/m

Service charges	15,833	16,057	14,146	-1.4	11.9
Insurance commissions and fees	3,373	4,002	3,678	-15.7	-8.3
Securities commissions and fees	1,602	1,858	1,717	-13.8	-6.7
Trust income	3,560	3,565	3,289	-0.1	8.3
Gain on sale of securities	3,511	49	443	6994.9	692.9
Gain on sale of loans	968	657	1,423	47.3	-32.0
Other	3,780	3,479	4,855	8.7	-22.1

Total non-interest income	32,598	29,630	29,500	10.0	10.5

Salaries and employee benefits	37,758	37,149	25,911	1.6	45.7
Occupancy and equipment	10,205	10,263	9,477	-0.6	7.7
Amortization of intangibles	1,819	1,808	1,673	0.6	8.7
Other real estate owned	231	1,065	2,440	-78.3	-90.5
FHLB prepayment penalty	3,328	0	0	n/m	n/m
Other	18,250	18,932	18,828	-3.6	-3.1

Total non-interest expense	71,591	69,217	58,329	3.4	22.7

Income before income taxes	34,769	34,251	34,892	1.5	-0.4
Taxable equivalent adjustment	1,922	2,009	1,683	-4.3	14.2
Income taxes	9,110	8,469	9,676	7.6	-5.8

Net income	$23,737	$23,773	$23,533	-0.1	0.9

Earnings per share:
Basic	$0.19	$0.19	$0.21	0.0	-9.5
Diluted	$0.19	$0.19	$0.21	0.0	-9.5

Performance ratios
Return on average equity	7.72%	7.79%	8.74%
Return on average tangible equity (2) (6)	15.94%	16.23%	19.28%
Return on average assets	0.95%	0.95%	1.03%
Return on average tangible assets (3) (6)	1.06%	1.06%	1.15%
Net interest margin (FTE) (1)	3.79%	3.79%	3.77%
Yield on earning assets (FTE) (1)	4.56%	4.63%	4.78%
Cost of funds	0.92%	0.99%	1.17%
Efficiency ratio (FTE) (1) (4)	59.27%	59.01%	51.73%
Effective tax rate	27.73%	26.27%	29.14%

Common stock data
Average basic shares outstanding	126,566,483	126,473,473	114,077,849	0.1	10.9
Average diluted shares outstanding	127,615,744	127,364,526	114,596,166	0.2	11.4
Ending shares outstanding	127,220,759	127,127,599	114,747,085	0.1	10.9
Book value per share	$9.51	$9.55	$9.29	-0.4	2.4
Tangible book value per share (6)	$4.80	$4.83	$4.40	-0.6	9.1
Dividend payout ratio	65.60%	64.62%	58.82%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	For the Year Ended
	December 31,		Percent
Statement of earnings	2011	2010	Variance
Interest income	$391,125	$373,721	4.7
Interest expense	74,617	88,731	-15.9

Net interest income	316,508	284,990	11.1
Taxable equivalent adjustment	7,895	6,652	18.7

Net interest income (FTE) (1)	324,403	291,642	11.2
Provision for loan losses	33,641	47,323	-28.9

Net interest income after provision (FTE)	290,762	244,319	19.0

Impairment losses on securities	(895)	(9,590)	n/m
Non-credit related losses on securities not expected to be sold (recognized in other comprehensive income)	829	7,251	n/m

Net impairment losses on securities	(66)	(2,339)	n/m

Service charges	61,891	56,780	9.0
Insurance commissions and fees	15,185	15,772	-3.7
Securities commissions and fees	7,562	6,839	10.6
Trust income	14,782	12,719	16.2
Gain on sale of securities	3,652	2,960	23.4
Gain on sale of loans	2,768	3,762	-26.4
Other	14,144	19,479	-27.4

Total non-interest income	119,918	115,972	3.4

Salaries and employee benefits	149,817	126,259	18.7
Occupancy and equipment	40,838	38,261	6.7
Amortization of intangibles	7,228	6,714	7.7
Other real estate owned	5,217	4,886	6.8
FHLB prepayment penalty	3,328	2,269	46.7
Other	77,306	72,714	6.3

Total non-interest expense	283,734	251,103	13.0

Income before income taxes	126,946	109,188	16.3
Taxable equivalent adjustment	7,895	6,652	18.7
Income taxes	32,004	27,884	14.8

Net income	$87,047	$74,652	16.6

Earnings per share:
Basic	$0.70	$0.66	6.1
Diluted	$0.70	$0.65	7.7

Performance ratios
Return on average equity	7.36%	7.06%
Return on average tangible equity (2) (6)	15.76%	16.02%
Return on average assets	0.88%	0.84%
Return on average tangible assets (3) (6)	0.99%	0.95%
Net interest margin (FTE) (1)	3.79%	3.77%
Yield on earning assets (FTE) (1)	4.66%	4.92%
Cost of funds	1.02%	1.32%
Efficiency ratio (FTE) (1) (4)	59.71%	58.15%
Effective tax rate	26.88%	27.19%

Common stock data
Average basic shares outstanding	124,145,924	113,923,612	9.0
Average diluted shares outstanding	125,012,078	114,281,733	9.4
Ending shares outstanding	127,220,759	114,747,085	10.9
Book value per share	$9.51	$9.29	2.4
Tangible book value per share (6)	$4.80	$4.40	9.1
Dividend payout ratio	69.72%	74.02%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	2011		2010	4th Qtr 2011 - 3rd Qtr 2011	4th Qtr 2011 - 4th Qtr 2010
	Fourth	Third	Fourth	Percent	Percent
Average balances	Quarter	Quarter	Quarter	Variance	Variance
Total assets	$9,947,884	$9,971,847	$9,044,812	-0.2	10.0
Earning assets	8,619,185	8,655,608	7,856,410	-0.4	9.7
Securities	1,713,209	1,804,937	1,642,219	-5.1	4.3
Interest bearing deposits with banks	69,713	100,944	168,729	-30.9	-58.7
Loans, net of unearned income	6,836,263	6,749,727	6,045,462	1.3	13.1
Allowance for loan losses	109,588	111,647	118,187	-1.8	-7.3
Goodwill and intangibles	599,352	601,010	561,946	-0.3	6.7

Deposits and customer repos (7)	8,048,276	8,061,672	7,328,829	-0.2	9.8
Short-term borrowings	171,555	157,188	134,456	9.1	27.6
Long-term debt	174,220	221,206	199,007	-21.2	-12.5
Trust preferred securities	203,960	203,947	204,118	0.0	-0.1
Shareholders’ equity	1,219,575	1,210,953	1,068,468	0.7	14.1

Asset quality data
Non-accrual loans	$94,335	$113,416	$115,589	-16.8	-18.4
Restructured loans	11,893	12,017	19,705	-1.0	-39.6

Non-performing loans	106,228	125,433	135,294	-15.3	-21.5
Other real estate owned	34,719	34,640	32,702	0.2	6.2

Total non-performing loans and OREO	140,947	160,073	167,996	-11.9	-16.1
Non-performing investments	8,972	5,685	5,974	57.8	50.2

Non-performing assets	$149,919	$165,758	$173,970	-9.6	-13.8

Net loan charge-offs	$16,440	$8,984	$21,314	83.0	-22.9
Allowance for loan losses	100,662	108,813	106,120	-7.5	-5.1

Non-performing loans / total loans	1.55%	1.85%	2.22%
Non-performing loans + OREO / total loans + OREO	2.05%	2.35%	2.74%
Non-performing assets / total assets	1.53%	1.67%	1.94%
Allowance for loan losses / total loans	1.47%	1.60%	1.74%
Allowance for loan losses + credit marks / total loans + credit marks (6)	1.83%	1.98%	n/a
Allowance for loan losses / non-performing loans	94.76%	86.75%	78.44%
Net loan charge-offs (annualized) / average loans	0.95%	0.53%	1.40%

Balances at period end
Total assets	$9,786,483	$9,951,344	$8,959,915	-1.7	9.2
Earning assets	8,440,329	8,620,484	7,795,476	-2.1	8.3
Loans, net of unearned income	6,856,667	6,788,540	6,088,155	1.0	12.6
Deposits and customer repos (7)	7,936,428	8,041,155	7,258,045	-1.3	9.3
Total equity	1,210,199	1,214,491	1,066,124	-0.4	13.5

Capital ratios
Equity / assets (period end)	12.37%	12.20%	11.90%
Leverage ratio	9.15%	9.01%	8.69%
Tangible equity / tangible assets (period end) (6)	6.65%	6.57%	6.01%
Tangible equity, excluding AOCI / tangible assets (period end) (5) (6)	7.14%	6.89%	6.41%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	For the Year Ended
	December 31,		Percent
Average balances	2011	2010	Variance
Total assets	$9,871,164	$8,906,734	10.8
Earning assets	8,561,235	7,724,919	10.8
Securities	1,754,136	1,584,612	10.7
Interest bearing deposits with banks	118,731	171,740	-30.9
Loans, net of unearned income	6,688,368	5,968,567	12.1
Allowance for loan losses	109,754	114,526	-4.2
Goodwill and intangibles	599,851	564,448	6.3

Deposits and customer repos (7)	8,017,269	7,186,715	11.6
Short-term borrowings	154,228	130,981	17.7
Long-term debt	200,158	224,610	-10.9
Trust preferred securities	203,950	204,370	-0.2
Shareholders’ equity	1,181,941	1,057,732	11.7

Asset quality data
Non-accrual loans	$94,335	$115,589	-18.4
Restructured loans	11,893	19,705	-39.6

Non-performing loans	106,228	135,294	-21.5
Other real estate owned	34,719	32,702	6.2

Total non-performing loans and OREO	140,947	167,996	-16.1
Non-performing investments	8,972	5,974	50.2

Non-performing assets	$149,919	$173,970	-13.8

Net loan charge-offs	$39,099	$45,858	-14.7
Allowance for loan losses	100,662	106,120	-5.1

Non-performing loans / total loans	1.55%	2.22%
Non-performing loans + OREO / total loans + OREO	2.05%	2.74%
Non-performing assets / total assets	1.53%	1.94%
Allowance for loan losses / total loans	1.47%	1.74%
Allowance for loan losses + credit marks / total loans + credit marks (6)	1.83%	n/a
Allowance for loan losses / non-performing loans	94.76%	78.44%
Net loan charge-offs (annualized) / average loans	0.58%	0.77%

Balances at period end
Total assets	$9,786,483	$8,959,915	9.2
Earning assets	8,440,329	7,795,476	8.3
Loans, net of unearned income	6,856,667	6,088,155	12.6
Deposits and customer repos (7)	7,936,428	7,258,045	9.3
Total equity	1,210,199	1,066,124	13.5

Capital ratios
Equity / assets (period end)	12.37%	11.90%
Leverage ratio	9.15%	8.69%
Tangible equity / tangible assets (period end) (6)	6.65%	6.01%
Tangible equity, excluding AOCI / tangible assets (period end) (5) (6)	7.14%	6.41%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	2011		2010	4th Qtr 2011 - 3rd Qtr 2011	4th Qtr 2011 - 4th Qtr 2010
	Fourth	Third	Fourth	Percent	Percent
Average balances	Quarter	Quarter	Quarter	Variance	Variance
Loans:
Commercial	$3,832,640	$3,788,735	$3,303,222	1.2	16.0
Commercial leases	106,160	99,274	75,131	6.9	41.3

Commercial loans and leases	3,938,800	3,888,009	3,378,353	1.3	16.6
Direct installment	1,032,022	1,037,714	1,001,104	-0.5	3.1
Residential mortgages	691,839	686,097	631,423	0.8	9.6
Indirect installment	538,283	537,234	515,341	0.2	4.5
Consumer LOC	594,070	559,791	484,560	6.1	22.6
Other	41,249	40,882	34,681	0.9	18.9

Total loans	$6,836,263	$6,749,727	$6,045,462	1.3	13.1

Deposits:
Non-interest bearing deposits	$1,339,484	$1,299,859	$1,105,157	3.0	21.2
Savings and NOW	3,809,265	3,888,462	3,380,143	-2.0	12.7
Certificates of deposit and other time deposits	2,202,129	2,256,182	2,159,718	-2.4	2.0

Total deposits	7,350,878	7,444,503	6,645,018	-1.3	10.6
Customer repos (7)	697,398	617,169	683,811	13.0	2.0

Total deposits and customer repos (7)	$8,048,276	$8,061,672	$7,328,829	-0.2	9.8

Balances at period end
Loans:
Commercial	$3,859,419	$3,819,806	$3,337,992	1.0	15.6
Commercial leases	110,795	103,764	79,429	6.8	39.5

Commercial loans and leases	3,970,214	3,923,570	3,417,421	1.2	16.2
Direct installment	1,029,187	1,033,688	1,002,725	-0.4	2.6
Residential mortgages	670,936	673,598	622,242	-0.4	7.8
Indirect installment	540,789	538,366	514,369	0.4	5.1
Consumer LOC	607,280	580,968	493,881	4.5	23.0
Other	38,261	38,350	37,517	-0.2	2.0

Total loans	$6,856,667	$6,788,540	$6,088,155	1.0	12.6

Deposits:
Non-interest bearing deposits	$1,340,465	$1,335,417	$1,093,230	0.4	22.6
Savings and NOW	3,790,863	3,794,127	3,423,844	-0.1	10.7
Certificates of deposit and other time deposits	2,158,440	2,238,745	2,129,069	-3.6	1.4

Total deposits	7,289,768	7,368,289	6,646,143	-1.1	9.7
Customer repos (7)	646,660	672,866	611,902	-3.9	5.7

Total deposits and customer repos (7)	$7,936,428	$8,041,155	$7,258,045	-1.3	9.3

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	For the Year Ended
	December 31,		Percent
Average balances	2011	2010	Variance
Loans:
Commercial	$3,750,048	$3,299,506	13.7
Commercial leases	95,187	65,855	44.5

Commercial loans and leases	3,845,235	3,365,361	14.3
Direct installment	1,028,388	984,010	4.5
Residential mortgages	695,573	621,480	11.9
Indirect installment	530,692	518,231	2.4
Consumer LOC	547,624	444,898	23.1
Other	40,856	34,587	18.1

Total loans	$6,688,368	$5,968,567	12.1

Deposits:
Non-interest bearing deposits	$1,266,392	$1,045,837	21.1
Savings and NOW	3,835,393	3,300,963	16.2
Certificates of deposit and other time deposits	2,278,133	2,199,667	3.6

Total deposits	7,379,918	6,546,467	12.7
Customer repos (7)	637,351	640,248	-0.5

Total deposits and customer repos (7)	$8,017,269	$7,186,715	11.6

Balances at period end
Loans:
Commercial	$3,859,419	$3,337,992	15.6
Commercial leases	110,795	79,429	39.5

Commercial loans and leases	3,970,214	3,417,421	16.2
Direct installment	1,029,187	1,002,725	2.6
Residential mortgages	670,936	622,242	7.8
Indirect installment	540,789	514,369	5.1
Consumer LOC	607,280	493,881	23.0
Other	38,261	37,517	2.0

Total loans	$6,856,667	$6,088,155	12.6

Deposits:
Non-interest bearing deposits	$1,340,465	$1,093,230	22.6
Savings and NOW	3,790,863	3,423,844	10.7
Certificates of deposit and other time deposits	2,158,440	2,129,069	1.4

Total deposits	7,289,768	6,646,143	9.7
Customer repos (7)	646,660	611,902	5.7

Total deposits and customer repos (7)	$7,936,428	$7,258,045	9.3

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	Fourth Quarter 2011
Asset quality data, by core portfolio	Bank - PA	Bank - FL	Regency	Total
Non-accrual loans	$53,871	$39,122	$1,342	$94,335
Restructured loans	6,849	0	5,044	11,893

Non-performing loans	60,720	39,122	6,386	106,228
Other real estate owned	13,216	19,921	1,582	34,719

Total non-performing loans and OREO	73,936	59,043	7,968	140,947
Non-performing investments	8,972	0	0	8,972

Non-performing assets	$82,908	$59,043	$7,968	$149,919

Net loan charge-offs	$4,898	$9,812	$1,730	$16,440
Provision for loan losses	4,195	2,280	1,815	8,289
Allowance for loan losses	80,834	12,946	6,882	100,662
Loans, net of unearned income	6,538,730	154,081	163,856	6,856,667

Non-performing loans / total loans	0.93%	25.39%	3.90%	1.55%
Non-performing loans + OREO / total loans + OREO	1.13%	33.93%	4.82%	2.05%
Non-performing assets / total assets	0.88%	36.66%	4.65%	1.53%
Allowance for loan losses / total loans	1.24%	8.40%	4.20%	1.47%
Allowance for loan losses + credit marks / total loans + credit marks (6)	1.62%	8.40%	4.20%	1.83%
Allowance for loan losses / non-performing loans	133.13%	33.09%	107.77%	94.76%
Net loan charge-offs (annualized) / average loans	0.30%	23.55%	4.21%	0.95%

Loans 30—89 days past due	$43,857	$0	$2,317	$46,174
Loans 90+ days past due	15,639	0	2,492	18,131
Non-accrual loans	53,871	39,122	1,342	94,335

Total past due and non-accrual loans	$113,367	$39,122	$6,151	$158,640

Loans 90+ days past due and non-accrual loans / total loans	1.06%	25.39%	2.34%	1.64%
Total past due and non-accrual loans / total loans	1.73%	25.39%	3.75%	2.31%

	Third Quarter 2011
Asset quality data, by core portfolio	Bank - PA	Bank - FL	Regency	Total
Non-accrual loans	$58,782	$53,254	$1,380	$113,416
Restructured loans	6,938	0	5,079	12,017

Non-performing loans	65,720	53,254	6,459	125,433
Other real estate owned	12,616	20,477	1,547	34,640

Total non-performing loans and OREO	78,336	73,731	8,006	160,073
Non-performing investments	5,685	0	0	5,685

Non-performing assets	$84,021	$73,731	$8,006	$165,758

Net loan charge-offs	$4,094	$3,481	$1,409	$8,984
Provision for loan losses	3,278	3,941	1,353	8,573
Allowance for loan losses	81,538	20,478	6,797	108,813
Loans, net of unearned income	6,450,130	176,578	161,832	6,788,540

Non-performing loans / total loans	1.02%	30.16%	3.99%	1.85%
Non-performing loans + OREO / total loans + OREO	1.21%	37.42%	4.90%	2.35%
Non-performing assets / total assets	0.88%	41.76%	4.67%	1.67%
Allowance for loan losses / total loans	1.26%	11.60%	4.20%	1.60%
Allowance for loan losses + credit marks / total loans + credit marks (6)	1.66%	11.60%	4.20%	1.98%
Allowance for loan losses / non-performing loans	124.07%	38.45%	105.24%	86.75%
Net loan charge-offs (annualized) / average loans	0.25%	7.74%	3.42%	0.53%

Loans 30—89 days past due	$41,877	$0	$2,540	$44,417
Loans 90+ days past due	14,393	0	2,217	16,610
Non-accrual loans	58,782	53,254	1,380	113,416

Total past due and non-accrual loans	$115,052	$53,254	$6,137	$174,443

Loans 90+ days past due and non-accrual loans / total loans	1.13%	30.16%	2.22%	1.92%
Total past due and non-accrual loans / total loans	1.78%	30.16%	3.79%	2.57%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	Fourth Quarter 2010
Asset quality data, by core portfolio	Bank - PA	Bank - FL	Regency	Total
Non-accrual loans	$58,528	$55,222	$1,839	$115,589
Restructured loans	13,433	0	6,272	19,705

Non-performing loans	71,961	55,222	8,111	135,294
Other real estate owned	10,520	20,860	1,322	32,702

Total non-performing loans and OREO	82,481	76,082	9,433	167,996
Non-performing investments	5,974	0	0	5,974

Non-performing assets	$88,455	$76,082	$9,433	$173,970

Net loan charge-offs	$6,870	$12,901	$1,543	$21,314
Provision for loan losses	7,939	1,271	1,597	10,807
Allowance for loan losses	81,797	17,485	6,838	106,120
Loans, net of unearned income	5,730,069	195,281	162,805	6,088,155
Non-performing loans / total loans	1.26%	28.28%	4.98%	2.22%

Non-performing loans + OREO / total loans + OREO	1.44%	35.20%	5.75%	2.74%
Non-performing assets / total assets	1.03%	38.30%	5.50%	1.94%
Allowance for loan losses / total loans	1.43%	8.95%	4.20%	1.74%
Allowance for loan losses + credit marks / total loans + credit marks (6)	n/a	n/a	n/a	n/a
Allowance for loan losses / non-performing loans	113.67%	31.66%	84.30%	78.44%
Net loan charge-offs (annualized) / average loans	0.48%	25.05%	3.78%	1.40%

Loans 30—89 days past due	$38,600	$2,499	$2,523	$43,622
Loans 90+ days past due	6,127	0	2,507	8,634
Non-accrual loans	58,528	55,222	1,839	115,589

Total past due and non-accrual loans	$103,255	$57,721	$6,869	$167,845

Loans 90+ days past due and non-accrual loans / total loans	1.13%	28.28%	2.67%	2.04%
Total past due and non-accrual loans / total loans	1.80%	29.56%	4.22%	2.76%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	2011		2010	4th Qtr 2011 - 3rd Qtr 2011 Percent Variance	4th Qtr 2011 - 4th Qtr 2010 Percent Variance
Balance Sheet (at period end)	Fourth Quarter	Third Quarter	Fourth Quarter
Assets
Cash and due from banks	$197,349	$197,753	$115,556	-0.2	70.8
Interest bearing deposits with banks	11,604	34,982	16,015	-66.8	-27.5

Cash and cash equivalents	208,953	232,735	131,571	-10.2	58.8
Securities available for sale	640,571	802,455	738,125	-20.2	-13.2
Securities held to maturity	917,212	984,201	940,481	-6.8	-2.5
Residential mortgage loans held for sale	14,275	10,307	12,700	38.5	12.4
Loans, net of unearned income	6,856,667	6,788,540	6,088,155	1.0	12.6
Allowance for loan losses	(100,662)	(108,813)	(106,120)	-7.5	-5.1

Net loans	6,756,005	6,679,727	5,982,035	1.1	12.9
Premises and equipment, net	130,043	125,748	115,956	3.4	12.1
Goodwill	568,462	567,511	528,720	0.2	7.5
Core deposit and other intangible assets, net	30,953	32,772	32,428	-5.6	-4.6
Bank owned life insurance	208,927	207,600	208,051	0.6	0.4
Other assets	311,082	308,288	269,848	0.9	15.3

Total Assets	$9,786,483	$9,951,344	$8,959,915	-1.7	9.2

Liabilities
Deposits:
Non-interest bearing demand	$1,340,465	$1,335,417	$1,093,230	0.4	22.6
Savings and NOW	3,790,863	3,794,127	3,423,844	-0.1	10.7
Certificates and other time deposits	2,158,440	2,238,746	2,129,069	-3.6	1.4

Total Deposits	7,289,768	7,368,289	6,646,143	-1.1	9.7
Other liabilities	143,239	124,479	97,951	15.1	46.2
Short-term borrowings	851,294	817,343	753,603	4.2	13.0
Long-term debt	88,016	222,788	192,058	-60.5	-54.2
Junior subordinated debt	203,967	203,954	204,036	0.0	0.0

Total Liabilities	8,576,284	8,736,853	7,893,791	-1.8	8.6

Stockholders’ Equity
Common stock	1,268	1,268	1,143	0.1	11.0
Additional paid-in capital	1,224,572	1,222,123	1,094,713	0.2	11.9
Retained earnings	32,925	24,760	6,564	33.0	401.6
Accumulated other comprehensive income	(45,148)	(30,248)	(33,732)	49.3	33.8
Treasury stock	(3,418)	(3,412)	(2,564)	0.2	33.3

Total Stockholders’ Equity	1,210,199	1,214,491	1,066,124	-0.4	13.5

Total Liabilities and Stockholders’ Equity	$9,786,483	$9,951,344	$8,959,915	-1.7	9.2

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

NON-GAAP FINANCIAL MEASURES

We believe the following non-GAAP financial measures used by F.N.B. Corporation provide information useful to investors in understanding F.N.B. Corporation’s operating performance and trends, and facilitate comparisons with the performance of F.N.B. Corporation’s peers. The non-GAAP financial measures used by F.N.B. Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, F.N.B. Corporation’s reported results prepared in accordance with U.S. GAAP. The following tables summarize the non-GAAP financial measures included in this press release and derived from amounts reported in F.N.B. Corporation’s financial statements.

	2011		2010
	Fourth Quarter	Third Quarter	Fourth Quarter
Return on average tangible equity (2):
Net income (annualized)	$94,175	$94,315	$93,364
Amortization of intangibles, net of tax (annualized)	4,692	4,663	4,315

	98,867	98,978	97,679

Average total shareholders’ equity	1,219,575	1,210,953	1,068,468
Less: Average intangibles	(599,352)	(601,010)	(561,946)

	620,223	609,943	506,522
Return on average tangible equity (2)	15.94%	16.23%	19.28%

Return on average tangible assets (3):
Net income (annualized)	$94,175	$94,315	$93,364
Amortization of intangibles, net of tax (annualized)	4,692	4,663	4,315

	98,867	98,978	97,679

Average total assets	9,947,884	9,971,847	9,044,812
Less: Average intangibles	(599,352)	(601,010)	(561,946)

	9,348,532	9,370,837	8,482,866

Return on average tangible assets (3)	1.06%	1.06%	1.15%

Tangible book value per share:
Total shareholders’ equity	$1,210,199	$1,214,491	$1,066,124
Less: intangibles	(599,414)	(600,283)	(561,148)

	610,785	614,208	504,976

Ending shares outstanding	127,220,759	127,127,599	114,747,085
Tangible book value per share	$4.80	$4.83	$4.40

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	For the Year Ended December 31,
	2011	2010
Return on average tangible equity (2):
Net income	$87,047	$74,652
Amortization of intangibles, net of tax	4,698	4,364

	91,745	79,016

Average total shareholders’ equity	1,181,941	1,057,732
Less: Average intangibles	(599,851)	(564,448)

	582,090	493,285

Return on average tangible equity (2)	15.76%	16.02%

Return on average tangible assets (3):
Net income	$87,047	$74,652
Amortization of intangibles, net of tax	4,698	4,364

	91,745	79,016

Average total assets	9,871,164	8,906,734
Less: Average intangibles	(599,851)	(564,448)

	9,271,313	8,342,286

Return on average tangible assets (3)	0.99%	0.95%

Tangible book value per share:
Total shareholders’ equity	$1,210,199	$1,066,124
Less: intangibles	(599,414)	(561,149)

	610,785	504,975

Ending shares outstanding	127,220,759	114,747,085
Tangible book value per share	$4.80	$4.40

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	2011		2010
	Fourth Quarter	Third Quarter	Fourth Quarter
Tangible equity / tangible assets (period end):
Total shareholders’ equity	$1,210,199	$1,214,491	$1,066,124
Less: intangibles	(599,414)	(600,283)	(561,148)

	610,785	614,208	504,976

Total assets	9,786,483	9,951,344	8,959,915
Less: intangibles	(599,414)	(600,283)	(561,148)

	9,187,069	9,351,061	8,398,767

Tangible equity / tangible assets (period end)	6.65%	6.57%	6.01%

Tangible equity, excluding AOCI / tangible assets (period end) (5):
Total shareholders’ equity	$1,210,199	$1,214,491	$1,066,124
Less: intangibles	(599,414)	(600,283)	(561,148)
Less: AOCI	45,148	30,248	33,732

	655,933	644,456	538,708

Total assets	9,786,483	9,951,344	8,959,915
Less: intangibles	(599,414)	(600,283)	(561,148)

	9,187,069	9,351,061	8,398,767

Tangible equity, excluding AOCI / tangible assets (period end) (5)	7.14%	6.89%	6.41%

Allowance for loan losses + credit marks / total loans + credit marks:
Allowance for loan losses	$100,662	$108,813
Credit marks	25,350	25,932

	126,012	134,745

Total loans	6,856,667	6,788,540
Credit marks	25,350	25,932

	6,882,017	6,814,472
Allowance for loan losses + credit marks / total loans + credit marks	1.83%	1.98%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, as the Corporation believes this non-GAAP measure is the preferred industry measurement for this item.
(2)	Return on average tangible equity is calculated by dividing net income less amortization of intangibles by average equity less average intangibles.
(3)	Return on average tangible assets is calculated by dividing net income less amortization of intangibles by average assets less average intangibles.
(4)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles, other real estate owned expense, FHLB prepayment penalties and merger costs by the sum of net interest income on a fully taxable equivalent basis plus non-interest income less securities gains and net impairment losses on securities.
(5)	Accumulated other comprehensive income (AOCI) is comprised of unrealized losses on securities, non-credit impairment losses on other-than-temporarily impaired securities and unrecognized pension and postretirement obligations.
(6)	See non-GAAP financial measures for additional information relating to the calculation of this item.
(7)	Customer repos are included in short-term borrowings on the balance sheet.